(e)(1)(B)

PLACEMENT AGENT AGREEMENT

VOYA INVESTORS TRUST

AGREEMENT, effective as of October 21, 2022, between Voya Investors Trust (the "Trust"), a Massachusetts business trust, and Voya Investments Distributor, LLC (the "Placement Agent"), a Delaware limited liability company.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end investment company and offers its shares continuously in transactions not requiring registration under the Securities Act of 1933 as amended (the "1933 Act"), to other investment companies registered under the 1940 Act ("Acquiring Funds"); and

WHEREAS, the Placement Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA"); and

WHEREAS, the Trust and the Placement Agent wish to enter into this Agreement whereby the Placement Agent will act as the Trust's principal underwriter for the sale of shares (the "Shares") of the separate series of the Trust, and any other series which may be designated from time to time hereafter (the "Funds") listed on the attached Schedule A to Acquiring Funds.

NOW, THEREFORE, the parties hereto agree as follows:

1.Appointment of the Placement Agent. The Trust hereby appoints the Placement Agent as the principal underwriter and placement agent of the Trust to sell Shares of the Funds to Acquiring Funds and any other eligible persons, and the Placement Agent hereby accepts such appointment.

2.Purchase of Shares from the Trust.

(a)The Trust herewith engages the Placement Agent to act as exclusive placement agent of the Shares of the Funds named and described on Schedule A attached hereto and incorporated by reference. Said sales shall be made only to investors and under circumstances consistent with the offering and sale of such Shares in transactions not requiring registration under the 1933 Act.

(b)All Shares sold by the Placement Agent under this Agreement shall be sold at the net asset value per share ("Offering Price") determined in the manner described in the offering documents provided by the Funds ("Offering Documents"), as they may be amended from time to time.

3.Redemption of Shares by the Trust.

(a)Any of the outstanding Shares of each Fund may be tendered for redemption at any time, and the Trust agrees to redeem any such Shares so tendered in accordance with the provisions of the applicable Offering Documents and the Trust's Amended and Restated

Agreement and Declaration of Trust and By-Laws. The redemption price is the net asset value per share next determined after the initial receipt of proper request for redemption.

(b)The right to redeem Shares or to receive payment with respect to any redemption may be suspended only in accordance with applicable law.

4.Duties of the Trust.

(a)The Trust shall furnish to the Placement Agent copies of all information, financial statements and other papers which the Placement Agent may reasonably request for use in connection with the sale of the Shares of the Trust.

(b)The Trust shall take, from time to time, subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized Shares and to effect such registrations or filings, if any, as may be required under federal or applicable state laws, in order that there will be available for sale at least the number of shares as eligible investors may reasonably be expected to purchase.

5.Duties of the Placement Agent.

(a)In performing its duties as placement agent, the Placement Agent will act in conformity with the applicable Offering Documents as amended or supplemented from time to time, and with the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

(b)The Placement Agent agrees to hold itself available to receive orders for the purchase or redemption of the Shares of the Funds and will accept or reject such orders on behalf of the Trust in accordance with the provisions of the applicable Offering Documents and any instructions received from the Trust, and will transmit such orders as are so accepted to the Trust's transfer agent promptly for processing at the Shares' net asset value next determined in accordance with the applicable Offering Documents and any instructions received from the Trust.

(c)The Placement Agent shall not be obligated to sell any certain number of Shares. Shares shall be sold without a sales charge.

6.The Trust's AML Program.

(a)Duties of Placement Agent Pursuant to the Trust's AML Program.

(i)Subject to the terms and conditions set forth in the Agreement, the Trust hereby delegates to the Placement Agent the following functions with respect to the implementation of new customer accounts and the operation of existing customer accounts as required by the Trust's AML Program and Section 103.131(b) of Section 326 of the USA Patriot Act (the "CIP Regulations"):

•Obtaining the following identifying information from each customer, as applicable:

(i) name, (ii) address, and (iii) tax payer identification number;

•Verifying the identification of each institutional account holder, through documents or through non-documentary methods, in accordance with the CIP Regulations, so as to permit a reasonable belief that the true identity of the customer is known, provided however, that when it is determined that a prospective institutional account holder is a subsidiary of Voya Financial, Inc., the verification of such entity's identity will not need to be separately verified other than the collection of its name, address and tax identification number;

•Determining, within the time required by law, whether the institutional account holder appears on any list of known or suspected terrorists or terrorist agencies issued by a Federal government agency and designated as such by the Department of Treasury;

•In consultation with the Trust's Money Laundering Reporting Officer ("MLRO") as applicable, determining, in a case in which identity cannot be verified, what action should be taken with respect to the institutional account holder and whether a suspicious activity report should be filed; and

•Creating and retaining records documenting the performance of these functions as required by the Trust's AML Program.

(ii)The Placement Agent agrees to perform such delegated duties subject to and in accordance with the terms and conditions of the Agreement. The Placement Agent has provided a copy of its anti-money laundering program to the Trust and will provide to the Trust any material modifications to its anti-money laundering program promptly after their adoption. With respect to any internal audits of the Placement Agent's anti-money laundering program, the Placement Agent agrees to provide a prompt report regarding any exceptions to its program in connection with the Trust and its institutional accounts to the Trust's designated MLRO provided such disclosure is permitted by the information sharing provisions of the USA Patriot Act.

(b)Representation. The Placement Agent represents that it is subject to FINRA Rule 3011 implementing the anti-money laundering compliance program requirements of 31 U.S.C. 5318(h) and is regulated by the U.S. Securities and Exchange Commission, a federal functional regulator.

(c)Certification. In connection with the performance by the Placement Agent of the above-delegated duties, the Placement Agent agrees that it shall certify to the Trust, on an annual basis, that the Placement Agent (i) has implemented an anti-money laundering program reasonably calculated to comply with the USA Patriot Act and other applicable laws and regulations, and (ii) has performed the functions that it has agreed to perform in Section 1 above.

(d)Consent to Examination. In connection with the performance by the Placement Agent of the above-delegated duties, the Placement Agent understands and acknowledges that the Trust remains responsible for ensuring compliance with the USA Patriot Act and that the records the Placement Agent maintains for the Trust relating to the Trust's AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Placement Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Placement Agent will use its best efforts to make available during normal business hours, all required records and information concerning the implementation of the Trust's customer identification program for review by such examiners.

(e)Limitation of Delegation. The Trust acknowledges and agrees that in accepting the delegation hereunder, the Placement Agent is agreeing to perform only those aspects of the Trust's AML Program relating to the implementation and operation of customer accounts as specified in Section 1 above that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other aspect of the Trust's AML Program or for the overall compliance by the Trust with the USA Patriot Act.

7.Allocation of Expenses.

The Trust will pay all expenses in connection with the offering and sale of Shares of the Funds, including:

(i)expenses pertaining to the preparation, printing, and distribution of any reports or communications, including the Offering Documents, provided that the Placement Agent will pay the expenses of printing and distribution of any such documents provided to potential shareholders of the Trust;

(ii)any filing and other fees to state securities regulatory authorities necessary to register and maintain registration of the Shares; and

(iii)expenses of the Trust's administration, including all costs and expenses in connection with the issuance, transfer and registration of the Shares, including, but not limited to, any taxes and other governmental charges in connection therewith.

8.Compensation. The Trust shall not pay any compensation to the Placement Agent for its services as a placement agent hereunder, nor shall the Trust reimburse the Placement Agent for any expenses related to such services.

9.Records. All records maintained by the Trust in connection with the sale of its Shares shall be the property of the Trust and, to the extent held by the Placement Agent, shall be returned to the Trust upon termination of this Agreement, free from any claims or retention of rights by the Placement Agent.

10.Duration and Termination of this Agreement. This Agreement shall become effective on October 21, 2022 or on such later date approved by the Trust's Board of Trustees ("Board"), including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) thereof. Unless terminated as provided herein, the Agreement shall continue in full force and effect for two years from the effective date of this Agreement with respect to the Funds listed on Schedule A. Thereafter, unless earlier terminated with respect to a Fund, this Agreement shall continue in effect from year to year for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of such Funds (as defined in the 1940 Act) or by a vote of the Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on this Agreement. With respect to any Fund that was added to Schedule A hereto after the date of this Agreement, the Agreement shall become effective on the later of: (i) the date Schedule A is amended to reflect the addition of such Fund under the Agreement; or (ii) the date upon which the Shares of the Fund are first sold to eligible investors, subject to the condition that the Fund's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Placement Agent shall have approved this Agreement, with respect to such Fund.

However, any approval of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of a Fund shall be effective to continue this Agreement with respect to such Fund notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding voting securities of any other Fund, or

(ii)that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such approval shall be required by any other applicable law or otherwise.

This Agreement may be terminated as to a particular Fund at any time on sixty (60) days' written notice, without the payment of any penalty, by the Trust (by vote of a majority of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of such Fund) or by the Placement Agent. This Agreement shall terminate automatically in the event of its assignment as described in the 1940 Act and the rules and interpretations thereunder.

11.Notices. Notices of any kind shall be in writing and shall be duly given if (1) mailed, first class postage prepaid, or (2) delivered to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Placement Agent:

Voya Investments Distributor, LLC

7337 E. Doubletree Ranch Rd.

Suite 100

Scottsdale, AZ 85258

Attention: Chief Counsel

If to the Trust:

Voya Investors Trust

7337 E. Doubletree Ranch Rd.

Suite 100

Scottsdale, AZ 85258

Attention: Chief Counsel

12.Exclusivity. The Placement Agent shall have exclusive rights under this

Agreement to distribute the Shares of the Funds on the terms and for the periods set forth in this Agreement. However, the Trust shall not be deemed to have exclusive rights to the services of the Placement Agent under this Agreement, and the Placement Agent shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

13.Reports. The Placement Agent shall prepare reports to the Board of Trustees of the Trust showing such information as from time to time shall be reasonably requested by the Board or is required of the Placement Agent by applicable laws and regulations.

14.Independent Contractor. The Placement Agent shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. It is understood and agreed that the Placement Agent, by separate agreement with the Trust, may also serve the Trust in other capacities.

15.Miscellaneous.

(a)This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

(b)This Agreement shall be governed by the laws of the state of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Securities Exchange Act of 1934, or any rule or order of the Securities and Exchange Commission. This Agreement shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company. As used herein, the terms "Net Asset Value," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1940 Act and 1933 Act, as applicable, and the rules and regulations promulgated thereunder.

(c)If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

16.Liability. Nothing contained herein shall be deemed to protect the Placement Agent against any liability to the Trust or its shareholders to which the Placement Agent would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Placement Agent's duties hereunder, or by reason of the Placement Agent's reckless disregard of its obligations and duties hereunder.

17.Amended and Restated Agreement and Declaration of Trust. A copy of the Amended and Restated Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Trust by Trustees of the Trust in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually. In addition, the Placement Agent agrees that the obligations assumed by the Trust on behalf of the Funds pursuant to this Agreement shall be limited in all cases to the applicable Funds and its assets, and the Placement Agent shall not seek satisfaction of any such obligation from any other funds of the Trust. The Placement Agent understands that the assets and liabilities, and the rights and obligations associated therewith of each Fund under the Amended and Restated Agreement and Declaration of Trust are separate and distinct from those of any and all other Funds.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers below as of the day and year first above written.

VOYA INVESTORS TRUST

By: /s/ Kimberly A. Anderson_____

Name: Kimberly A. Anderson

Title: Senior Vice President

VOYA INVESTMENTS DISTRIBUTOR, LLC

By: /s/ Andrew K. Schlueter_______

Name: Andrew K. Schlueter

Title: Senior Vice President

SCHEDULE A

with respect to the

PLACEMENT AGENT AGREEMENT

between

VOYA INVESTORS TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

NAME OF FUNDS

Voya VACS Index Series S Portfolio